                                                                   Exhibit 4.03

                          CONFIDENTIAL TREATMENT REQUESTED

                                      WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

                          WARRANT TO PURCHASE COMMON STOCK
                               OF SILICON IMAGE, INC.

                              (Subject to Adjustment)

NO. 2

       THIS CERTIFIES THAT, for value received, Intel Corporation, a Delaware corporation ("INTEL"), or its permitted registered assigns ("HOLDER"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after September 16, 1998 (the "EFFECTIVE DATE"), and before 5:00 p.m. Pacific Time on September 16, 2004 (the "EXPIRATION DATE"), to purchase from SILICON IMAGE, INC., a California corporation (the "COMPANY"), up to two hundred eighty-five thousand, seven hundred fourteen (285,714) shares of Common Stock of the Company at a price per share of $0.35 (the "PURCHASE PRICE"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued pursuant to that certain Business Cooperation Agreement between the Company and Intel, dated September 16, 1998 (the "AGREEMENT).

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

       "CHANGE OF CONTROL TRANSACTION" shall mean (i) a consolidation or merger of the Company with or into any other corporation or corporations in which the holder of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation or such consolidation or merger; (ii) any transaction or series of related transactions in which a person or group acquires shares or other securities entitled to vote for a majority of the Company's Board of Directors; or (iii) a sale of all or substantially all of the assets of the Company.

       "COMMON STOCK" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

       "DEVELOPMENT" means the company's execution of the Development Agreement for the [***] Digital Display Interface
Specifications attached as Exhibit A to the Agreement, or a substantially similar agreement.

       "FAIR MARKET VALUE" of a share of Common Stock as of a particular date shall mean:

              (a) If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 5 business days ending immediately prior to the applicable date of valuation;

              (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

              (c) If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; PROVIDED, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and selected by the Company and approved by the Holder. Up to a total of $10,000 of fees and expenses of the valuation firm shall be paid for by the Company; however, any amounts in excess of $10,000 shall be paid for by the Holder.

       "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

       "IPO" shall mean the Company's first underwritten public offering of the Company's Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission.

       "PC INDUSTRY COMPANIES" means [***].

       "REGISTERED HOLDER" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

       "SUPPORT" means participate in publicly known events and promote the "Digital Display Interface Roadmap" (as defined in the Agreement) (the "ROADMAP") including, without limitation: production or announcement of intent to produce products compliant with the Roadmap, issuance of a press release by a company with positive reference to the Roadmap, or an approved use of the Company's name in promotional statements for initiatives relating to the Roadmap.

       "WARRANT" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.


*** Confidential Treatment has been requested for certain portions of this document. Such portions have been filed separately with the Securities and Exchange Commission.

2.            EXERCISE OF WARRANT

       2.1. PAYMENT. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised only with respect to any shares of Common Stock that are "VESTED SHARES" pursuant to Section 2.7 below, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as EXHIBIT 1 (the "NOTICE OF EXERCISE"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

              (a)    this Warrant at the principal office of the Company, and

              (b) payment, in cash (by check) or by wire transfer of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount"), except that if Holder is subject to HSR Act Restrictions (as defined in Section 2.5 below), the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all HSR Act Restrictions.

       2.2.   NET ISSUE EXERCISE. In lieu of the payment methods set forth in
Section 2.1(b) above, the Holder may elect to exchange all or some of the Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

              X = Y (A-B)
                  -------
                     A

              Where X = the number of shares of Common Stock to be issued to Holder.

              Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

              A = the Fair Market Value of one share of Common Stock.

              B = Purchase Price (as adjusted to the date of such calculation).

              All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 2.2. Upon receipt of a written notice of the Company's intention to raise capital by selling shares of Common Stock in an IPO (the "IPO Notice"), which notice shall be delivered to Holder at least twenty (20) days before the anticipated date of the filing with the Securities and Exchange Commission of the registration statement associated with the IPO (and may be in the form of a notice to Holder regarding Holder's registration rights with respect to other shares of the Company's capital stock held by Holder), the Holder shall promptly notify the

Company whether or not the Holder will exercise this Warrant pursuant to this
Section 2.2 prior to consummation of the IPO. Notwithstanding whether or not an IPO Notice has been delivered to Holder or any other provision of this Warrant to the contrary, if Holder decides to exercise this Warrant while a registration statement is on file with the Securities and Exchange Commission (the "SEC") in connection with the IPO, this Warrant shall be deemed exercised on the consummation of the IPO and the Fair Market Value of a share of Common Stock will be the price at which one share of Common Stock was sold to the public in the IPO. If Holder has elected to exercise this Warrant pursuant to this Section 2.2 while a registration statement is on file with the SEC in connection with an IPO and the IPO is not consummated, then Holder's exercise of this Warrant shall not be effective unless Holder confirms in writing Holder's intention to go forward with the exercise of this Warrant.

       2.3. "EASY SALE" EXERCISE. In lieu of the payment methods set forth in Section 2.1(b) above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Purchase Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD DEALER")), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares of Common Stock so purchased to pay for the Purchase Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares of Common Stock to forward the Purchase Price directly to the Company.

       2.4. STOCK CERTIFICATES; FRACTIONAL SHARES. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

       2.5. HSR ACT. The Company hereby acknowledges that exercise of this Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the HSR Act and that Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR ACT RESTRICTIONS"). If on or before the Expiration Date Holder has sent an Irrevocable Notice of Exercise to Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of HSR Act Restrictions, the Holder shall complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date

       2.6 PARTIAL EXERCISE; EFFECTIVE DATE OF EXERCISE. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if

Holder is subject to HSR Act filing requirements this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration of all HSR Act Restrictions.

       The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

       2.7 VESTING. "UNVESTED SHARES" are shares of Common Stock subject to this Warrant that have not vested pursuant to this Section 2.7. VESTED SHARES" refers to the number of shares of Common Stock that have vested due to meeting the following milestones:

              (a) One hundred forty-two thousand, eight hundred fifty-seven (142,857) shares of Common Stock shall vest in full if, on or prior to March 31, 1999, both of the following events occur: (A) Intel publicly discloses the Roadmap, and (B) three (3) of the PC Industry Companies participate in the Support or Development of the Roadmap;[***]; and

              (b) One hundred forty-two thousand, eight hundred fifty-seven (142,857) shares of Common Stock shall vest thirty (30) days after Intel first ships for revenue product based on or supporting the [***], as defined in the Agreement. [***]

              (c) If (i) Intel terminates the Agreement for the Company's material breach pursuant to Section 10.4 of the Agreement prior to [***] as defined in the Agreement; or (ii) there is a Change in Control and the surviving corporation does not assume the Company's obligations under the Agreement; then and in each such case (A) if such breach or non-assumption, as the case may be, causes Intel to be unable to meet one or both milestones, all Unvested Shares associated with such milestone(s) shall be deemed vested, and (B) if it is no longer possible for Intel to meet such milestone(s) (other than for reasons set forth in (A)), the Warrant shall expire unexercised with respect to all Unvested Shares associated with such milestone(s).

       2.8. AUTOMATIC EXERCISE. Upon the effective date of a Change of Control Transaction, (a) this Warrant shall be deemed exercised with respect to any and all Vested Shares without any action by the Holder, and (b) with respect to any and all Unvested Shares, to the extent such Unvested Shares become Vested Shares pursuant to Section 2.7(c), such Vested Shares shall be deemed exercised without any action by the Holder. In the event the Agreement is assumed, this


*** Confidential Treatment has been requested for certain portions of this document. Such portions have been filed separately with the Securities and Exchange Commission.

Warrant shall be adjusted pursuant to Section 4.4 below. With respect to Vested Shares, the Holder may deliver a Notice of Exercise in order to exercise pursuant to Section 2.1 contingent upon the consummation of the transaction; otherwise, this Warrant shall be deemed exercised pursuant to
Section 2.2.

3. VALID ISSUANCE: TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

       4.1. ADJUSTMENT FOR STOCK SPLITS, STOCK SUBDIVISIONS OR COMBINATIONS OF SHARES. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Common Stock.

       4.2. ADJUSTMENT FOR DIVIDENDS OR DISTRIBUTIONS OF STOCK OR OTHER SECURITIES OR PROPERTY. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

       4.3. RECLASSIFICATION. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

       4.4. ADJUSTMENT FOR CAPITAL REORGANIZATION, MERGER OR CONSOLIDATION. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation (provided, that in the event of a Change of Control Transaction, this Warrant shall be automatically exercised with respect to any and all Vested Shares pursuant to Section 2.8 above and this Section 4.4 shall apply with respect to any and all Unvested Shares), then, and in each such case, as a part of such reorganization, merger, or consolidation, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, or consolidation that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, or merger if this Warrant had been exercised immediately before such reorganization, merger, or consolidation, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, and mergers, and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

       4.5. CONVERSION OF COMMON STOCK. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Articles of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "TERMINATION DATE"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of securities for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise (assuming no change in applicable law and assuming no unlawful distribution of the Warrant), shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8. TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder's parent, subsidiary or affiliate, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this

Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

9. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Securities Act of 1933, as amended (the "1933 ACT"), covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all of such Warrant or Common Stock, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any shares of Common Stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of Common Stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of Common Stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

       THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE

       APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a shareholder of the Company for any purpose.

12. MARKET STAND-OFF AGREEMENT. Holder hereby agrees in connection with any registration of the Company's securities under the 1933 Act, that, upon the request of the Company or the underwriters managing any registered public offering of the Company's securities, such Holder will not sell or otherwise dispose of this Warrant or any Common Stock issued upon exercise of this Warrant (or any shares of the Company's Common Stock issued or issuable as a dividend or other distribution with respect to, or in replacement of, such Common Stock) without the prior written consent of the Company or such managing underwriters, as the case may be, for a period of time after the effective date of such registration requested by such managing underwriters, but not to exceed 180 days (the "LOCK-UP PERIOD"), and subject to all restrictions as the Company or the underwriters may specify for all executive officers and directors of the Company, provided that the Lock up Period applicable to Holder shall not exceed the Lock up Period for all executive officers and directors of the Company. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stock transfer instructions with respect to such shares (and the shares or securities of every other period subject to the foregoing restriction ) until the end of such period.

13. NOTICES. All notices and other communications from the Company to the Holder shall be given in accordance with the Agreement.

14. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

16. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company
(a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

17.    NOTICES OF RECORD DATE.  In case:

       17.1. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

       17.2. of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the Common Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

       17.3. of any voluntary dissolution, liquidation or winding-up of the Company; or

       17.4.  of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least fifteen (15) days prior to the date therein specified.

18. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

20. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

21. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a day on which the NASDAQ is not open for trading, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

       IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.


INTEL CORPORATION                      SILICON IMAGE, INC.


By: /s/ Arvind Sodhani                 By: /s/ David D. Lee
    -------------------------              --------------------------


Arvind Sodhani                         David D. Lee
-----------------------------          ------------------------------
Printed Name                           Printed Name


VP & TREASURER                         CEO
-----------------------------          ------------------------------
Title                                  Title



                             SIGNATURE PAGE TO WARRANT

                                     EXHIBIT 1

                                 NOTICE OF EXERCISE

                     (To be executed upon exercise of Warrant)


SILICON IMAGE, INC.                                             WARRANT NO. ___

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Silicon Image, Inc., as provided for therein, and (check the applicable box):

/ / Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

/ / Elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities, according to the following calculation:

          X = Y (A-B)         (     ) =  (     ) [(     ) - (     )]
              ------                     ---------------------------
                 A                                 (     )

          Where X = the number of shares of Common Stock to be issued to Holder.

          Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

          A = the Fair Market Value of one share of the Common Stock.

          B = Purchase Price (as adjusted to the date of such calculation).

/ / Elects the Easy Sale Exercise option pursuant to Section 2.3 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:
     ----------------------------------
Address:
        -------------------------------
Signature:
          -----------------------------

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                     EXHIBIT 2

                                     ASSIGNMENT


(To be executed only upon assignment of Warrant Certificate)     WARRANT NO. ___

For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

---------------------------------------------------------------
NAME(s) OF ASSIGNEE(s)   ADDRESS                  # OF WARRANTS
---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------


And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:                           19
      -------------------------------

Signature:
          ---------------------------

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

                        CONFIDENTIAL TREATMENT REQUESTED

                        AMENDMENT TO SILICON IMAGE, INC.
                     WARRANT NO. 2 TO PURCHASE COMMON STOCK

       This Amendment to the Silicon Image, Inc. Warrant No. 2 to Purchase Common Stock (the "AMENDMENT") is dated as of April 16, 1999 and is entered into by and between Silicon Image, Inc., a California corporation (the "COMPANY"), and Intel Corporation, a Delaware corporation ("INTEL"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Warrant (as defined below).

                                R E C I T A L S:

       WHEREAS, the Company and Intel entered into a Silicon Image, Inc. Warrant No. 2 to Purchase Common Stock (the "WARRANT"), whereby the Company issued to Intel a warrant to purchase 285,714 shares of Common Stock of the Company (the "SHARES").

       WHEREAS, the Warrant provided that the Shares would vest in two equal increments of 142,857 shares upon completion of each of two milestones.

       WHEREAS, the first milestone has been met.

       WHEREAS, Company and Intel wish to amend the Warrant such that it shall be exercisable for 142,857 shares of Common Stock of the Company which vested upon completion of the first milestone and to make further changes as set forth below.

       WHEREAS, the Company and Intel agree that, if and when the second milestone is completed, the Company will issue to Intel an additional warrant for 142,857 shares (the "NEW WARRANT") having the same terms as the Warrant, as amended herein

      NOW, THEREFORE, THE PARTIES HEREBY AGREES AS FOLLOWS:

             1. AMENDMENT TO PARAGRAPH 1. Paragraph 1 of the Warrant is hereby amended and restated in its entirety as follows:

                     "THIS CERTIFIES THAT, for value received, Intel
                   Corporation, a Delaware corporation ("INTEL"), or its permitted registered assigns ("HOLDER"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after September 16, 1998 (the "EFFECTIVE DATE"), and before 5:00 p.m. Pacific Time on September 16, 2004 (the "EXPIRATION DATE"), to purchase from SILICON IMAGE, INC., a California corporation (the "COMPANY"), up to one hundred forty-two thousand, eight hundred fifty seven (142,857), shares of Common Stock of the Company at a price per share of $0.35 (the "PURCHASE PRICE"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued pursuant to that certain Business Cooperation Agreement between the Company and Intel, dated September 16, 1998 (the "AGREEMENT)."

             2. AMENDMENT OF SECTION 2.1. Section 2.1 of the Warrant is hereby amended to delete the phrase, "only with respect to any shares of Common Stock that are "Vested Shares" pursuant to Section 2.7 below."

             3. DELETION OF SECTION 2.7. Section 2.7 of the Warrant is hereby deleted in its entirety.

             4. AMENDMENT OF SECTION 2.8. Section 2.8 is renumbered "Section 2.7" and is amended and restated in its entirety to read as follows:


                     "AUTOMATIC EXERCISE. Upon the effective date of a
                   Change of Control Transaction, this Warrant shall be deemed exercised with respect to any and all Shares without any action by the Holder. In the event the Agreement is assumed, this Warrant shall be adjusted pursuant to Section 4.4 below. The Holder may deliver a Notice of Exercise in order to exercise pursuant to
                   Section 2.1 contingent upon the consummation of the transaction; otherwise, this Warrant shall be deemed exercised pursuant to Section 2.2."

             5.    AMENDMENT OF SECTION 4.4. The second parenthetical in
Section 4.4 is deleted and replaced by the following: "(provided, that in the event of a Change of Control Transaction, this Warrant shall be automatically exercised)."

             6. AGREEMENT TO ISSUE NEW WARRANT. The Company shall issue to Warrantholder the New Warrant thirty (30) days after Intel first ships for revenue product based on or supporting [***], as defined in the Agreement; provided, that if this does not occur prior to September 16, 2004, the Company shall have no further obligation to issue the New Warrant. [***]. The New Warrant shall be exercisable for 142,857 shares of the Company's common stock at a price of $0.35 per share, subject to adjustment for changes in the Company's capital stock that occur after the date hereof and prior to issuance of the New Warrant, and shall be substantially in the form of the Warrant. If on or before September 16, 2004 (i) Intel terminates the Agreement for the Company's material breach pursuant to Section 10.4 of the Agreement prior to [***], as defined in the Agreement; or (ii) there is a Change in Control and the surviving corporation does not assume the Company's obligations under the Agreement; then and in each such case (A) if such breach or non-assumption, as the case may be, causes Intel to be unable to meet the milestone set forth in the first two sentences of this paragraph, the Company shall issue to Warrantholder the New Warrant, and (B) if it is no longer possible for Intel to meet the milestone described in the first two sentences of this paragraph (other than for reasons set forth in (A)), the Company's obligation to issue the New Warrant shall terminate and be of no further force or effect.

                                  2


*** Confidential Treatment has been requested for certain portions of this document. Such portions have been filed separately with the Securities and Exchange Commission.

             7. GOVERNING LAW. This Amendment will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of laws pertaining to conflict of laws.

             8. NO OTHER CHANGES. Accept as amended as set forth in this Amendment, all other provisions of the Warrant shall continue in full force and effect.

             9. AGREEMENT IN FORCE. The parties hereto hereby confirm and agree that the Warrant, as amended hereby, is, and shall continue to be, in full force and effect and is hereby reaffirmed and ratified in all respects.

             10. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, which together will constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the day and year first above written.

SILICON IMAGE, INC.                           INTEL CORPORATION


By: /s/ David D. Lee                         By: /s/ Noel Lazo
    ---------------------------                  ---------------------------

Name: David D. Lee                            Name: Noel Lazo
      ------------------------                      ------------------------
Title: CEO                                    Title: Assistant Treasurer
      -----------------------                       ------------------------









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